                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
             MORGAN STANLEY CALIFORNIA QUALITY MUNICIPAL SECURITIES

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley California Quality Municipal Securities, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                               Withheld/      Broker
Matter                                                           Votes For    Abstentions   Non-Votes
------                                                        -------------   -----------   ---------
(1) David C. Arch..........................................   5,201,946.092   358,279.345       0
    Bob R. Baker...........................................   5,201,946.092   358,279.345       0
    Frank S. Bayley........................................   5,201,946.092   358,279.345       0
    James T. Bunch.........................................   5,201,946.092   358,279.345       0
    Bruce L. Crockett......................................   5,201,946.092   358,279.345       0
    Rod Dammeyer...........................................   5,201,946.092   358,279.345       0
    Albert R. Dowden.......................................   5,201,946.092   358,279.345       0
    Jack M. Fields.........................................   5,201,946.092   358,279.345       0
    Martin L. Flanagan.....................................   4,981,961.092   578,264.345       0
    Carl Frischling........................................   5,201,946.092   358,279.345       0
    Prema Mathai-Davis.....................................   5,214,355.092   345,870.345       0
    Lewis F. Pennock ......................................   5,201,946.092   358,279.345       0
    Larry Soll.............................................   5,201,946.092   358,279.345       0
    Hugo F. Sonnenschein...................................   5,214,355.092   345,870.345       0
    Raymond Stickel, Jr....................................   5,201,946.092   358,279.345       0
    Philip A. Taylor ......................................   4,981,961.092   578,264.345       0
    Wayne W. Whalen........................................   5,201,946.092   358,279.345       0

                                                                                 Votes       Withheld/       Broker
Matter                                                          Votes For       Against     Abstentions    Non-Votes
------                                                        -------------   -----------   -----------   -----------
(2) Approve a new advisory agreement between the Trust and
    Invesco Advisors, Inc..................................   4,375,129.437   204,367.000   361,405.000   619,324.000

                                                                    Sub-Item 77C

                                                                                 Votes       Withheld/       Broker
Matter                                                          Votes For       Against     Abstentions    Non-Votes
------                                                        -------------   -----------   -----------   -----------
(3) Approve a new sub-advisory agreement between Invesco
    Advisors, Inc. and each of Invesco TriMark Ltd.;
    Invesco Asset Management Deutschland, GmbH; Invesco
    Asset Management Limited; Invesco Asset Management
    (Japan) Limited; Invesco Australia Limited; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
    and Invesco Senior Secured Management, Inc. ...........   4,325,649.437   205,717.000   409,535.000   619,324.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.